Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FOURTH QUARTER FINANCIAL RESULTS

•	Fourth quarter sales of $54.5 million increased 4% sequentially and 36% from Q4 2016

•	DynaEnergetics and NobelClad report sequential sales increases of 5% and 3%, respectively

•	Gross margin was 33% versus 33% in Q3 2017 and 25% in Q4 2016

•	Operating income of $513,000 versus an operating loss of $1.9 million in last year's fourth quarter

•	Excluding restructuring charges, fourth quarter adjusted operating income* (non-GAAP measure) was $4.3 million and adjusted EBITDA* (non-GAAP measure) was $7.7 million

•	Year-end net debt* (lines of credit less cash and equivalents) (non-GAAP measure) was $9.0 million, down from $13.1 million at September 30, 2017 and $9.3 million at the end of 2016

BOULDER, Colo. - March 8, 2018 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its fourth quarter and fiscal year ended December 31, 2017.

Fourth quarter sales were $54.5 million, a 4% sequential increase versus the 2017 third quarter, and a 36% improvement from $40.2 million reported in the 2016 fourth quarter. The results exceeded management’s forecast of a 30% year-over-year sales increase due to accelerated efforts at DynaEnergetics, DMC’s oilfield products business, to address rapidly growing demand for its well perforating technologies.

Fourth quarter gross margin was 33% versus 33% in the third quarter and 25% in the year-ago fourth quarter. The results exceeded management’s 30% gross margin forecast primarily due to improved pricing and a more profitable product mix.

DMC recorded a $3.8 million fourth-quarter restructuring charge, which relates to the previously announced consolidation of European manufacturing facilities at NobelClad, DMC's explosion welding business. Including the charge, fourth quarter operating income was $513,000 versus an operating loss of $1.9 million in last year's fourth quarter. Excluding the charge, adjusted operating income was $4.3 million.

Net loss was $2.0 million, or $0.13 per diluted share, versus a net loss of $2.2 million, or $0.15 per diluted share, in the year-ago fourth quarter. The 2017 fourth quarter included an income tax provision of $1.6 million, $946,000 of which was a transition tax related to the recently enacted Tax Cuts and Jobs Act. Excluding restructuring charges, fourth quarter adjusted net income* (non-GAAP measure) was $1.3 million, or $0.09 per diluted share.

Fourth quarter adjusted EBITDA was $7.7 million versus $8.6 million in the 2017 third quarter and $1.5 million in last year’s fourth quarter.

Total debt at December 31, 2017, was $18.0 million and the Company’s debt-to-adjusted EBITDA leverage ratio was 0.8. Net debt* (lines of credit less cash and cash equivalents) was $9.0 million versus $13.1 million at the end of the 2017 third quarter and $9.3 million at December 31, 2016.

DynaEnergetics

Fourth quarter sales at DynaEnergetics were a quarterly record $37.1 million, up 5% sequentially and a 115% increase versus last year's fourth quarter. Gross margin was 38%, up from 27% in last year's fourth quarter. Operating income was $6.6 million versus an operating loss of $2.4 million in the year-ago fourth quarter. Adjusted EBITDA was $8.3 million versus negative EBITDA of $702,000 in the 2016 fourth quarter.

NobelClad
NobelClad reported fourth quarter sales of $17.4 million, up 3% sequentially and down 24% versus the 2016 fourth quarter. Gross margin was 22% versus 23% in last year's fourth quarter. Operating loss was $3.0 million versus operating income of $2.5 million in the year-ago quarter. Excluding restructuring charges, adjusted operating income was $777,000. Adjusted EBITDA was $1.5 million versus $3.5 million in last year's fourth quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the fourth quarter was 1.04. Order backlog was $37.5 million, up 17% from $32.0 million at the end of the third quarter.

Full-year results
Consolidated full-year sales were $192.8 million, up 22% from $158.6 million in 2016. Gross margin was 31% versus 25% in the prior year. Operating loss was $12.3 million versus an operating loss of $5.3 million in 2016. Excluding goodwill impairment and restructuring charges, full-year adjusted operating income was $9.6 million.

Net loss was $18.9 million, or $1.31 per diluted share, versus a net loss of $6.5 million, or $0.46 per diluted share, in 2016. Excluding goodwill impairment and restructuring charges, adjusted net income was $2.1 million, or $0.16 per diluted share.

Full-year adjusted EBITDA was $23.1 million versus $9.0 million in 2016.

DynaEnergetics
Full-year sales at DynaEnergetics were a record $121.3 million, up 80% from $67.3 million in the prior year. Gross margin was 36%, up from 29% in 2016. Operating income was $15.5 million versus an operating loss of $5.4 million in 2016. Adjusted EBITDA was $22.8 million versus $2.5 million in the previous year.

NobelClad
NobelClad reported full-year sales of $71.6 million, down 22% from $91.3 million in 2016. Gross margin was 22% versus 21% in the prior year. Operating loss was $17.4 million versus operating income of $8.9 million in 2016. Excluding restructuring and goodwill impairment charges, 2017 adjusted operating income was $4.0 million. Adjusted EBITDA was $7.7 million versus $12.9 million in 2016.

Management Commentary
“The fourth quarter represented a strong finish to a pivotal year at DMC,” said Kevin Longe, president and CEO. “As the recovery in unconventional drilling and completion activity gained momentum, operators and service companies sought technologies that would enable more efficient, reliable and cost effective perforating programs. This fueled very strong demand at DynaEnergetics, particularly for the intrinsically safe DynaSelect™ detonator and Factory-assembled, Performance-assured™ DynaStage™ system. Orders accelerated throughout the year for these advanced products, which now generate the majority of DynaEnergetics’ total sales.

“DynaEnergetics is working on multiple fronts to address growing customer demand. Two DynaStage assembly lines were added at our Mt. Braddock, Pennsylvania facility during the fourth quarter. A new automated detonator-assembly line is scheduled for installation in April in our Troisdorf, Germany plant, and will double the production capacity of our DynaSelect and DynaStage initiators. Steel is being erected on 74,000 square feet of new manufacturing, assembly and administrative space on DynaEnergetics' manufacturing campus in Blum, Texas, and the new facilities should be operational by the third quarter.

“While NobelClad’s 2017 sales reflect continued weak capital spending in global industrial infrastructure markets, the business made important progress establishing new commercial uses for explosion-welded plate. Two of the largest orders booked during 2017 were for new clad plate applications. Although the backlogs at most major engineering and construction companies have yet to show improvement, we have seen two consecutive quarters of backlog growth and improved quoting activity at NobelClad, and are optimistic the business will return to year-over-year sales growth in 2018.”

Longe added, “I am extremely proud of the entire DMC team and the effort put forth during the past year to achieve our strategic objectives. As we embark on 2018, I am confident DMC is well positioned for another year of strong financial growth and operational success.”

Guidance
Michael Kuta, CFO, said first quarter 2018 sales are expected to be in a range of $59 million to $62 million versus the $39.0 million reported in the 2017 first quarter. At the business level, DynaEnergetics is expected to report sales in a range of $43 million to $45 million versus the $22 million reported in last year’s first quarter, while NobelClad’s sales are expected in a range of $16 million to $17 million versus the $16.9 million reported in last year’s first quarter. Gross margin is expected to be 30% to 31% versus the 27% in last year’s first quarter.

First quarter selling, general and administrative (SG&A) expense is expected to be approximately $12.5 million versus the $11.7 million reported in the 2017 first quarter, while amortization expense is expected to be approximately $800,000.

Adjusted EBITDA is expected to be approximately $8.5 million versus $930,000 in last year’s first quarter.

For fiscal 2018, consolidated sales are expected in a range of $255 million to $270 million versus the $192.8 million reported in 2017. Sales at DynaEnergetics are expected in a range of $180 million to $190 million versus the $121.3 million reported in 2017, while NobelClad’s sales are expected in a range of $75 million to $80 million versus the $71.6 million in 2017. Full-year gross margin is expected in a range of 31% to 32% versus the 31% reported in 2017.

Kuta said full-year SG&A should be $50 million to $52 million versus the $45.7 million reported in 2017. The anticipated increase is primarily due to capacity expansion initiatives at DynaEnergetics. Full-year amortization expense is expected to be approximately $3.0 million versus the $4.1 million reported in 2017. The decline reflects the full amortization of a portion of DynaEnergetics’ intangible asset balance.

Adjusted EBITDA is expected to be in a range of $39 million to $43 million, up from 2017 adjusted EBITDA of $23.1 million.

Completion of NobelClad’s European consolidation is expected to result in approximately $1.5 million in additional restructuring expense. Full-year interest expense is expected in a range of $2.0 million to $2.25 million.

Capital expenditures in 2018 are expected to total approximately $30 million, $25 million of which will relate to the capacity expansion at DynaEnergetics.

Kuta said total debt is anticipated to peak at approximately $40 million during 2018, and should then begin to decline after the new capacity at DynaEnergetics comes on line.

New Credit Facility
Earlier today, DMC entered into a $75 million credit agreement with a banking syndicate led by KeyBanc Capital Markets.  The credit agreement consists of a $50 million senior secured revolving credit facility and a $25 million capital expenditure facility.  The revolving credit facility replaces a prior $35 million revolver. The capital expenditure facility is multi-draw for one year and subsequently converts to a term loan that amortizes at 12.5% per annum over the remaining four-year term. The term loan will be used to fund capacity expansion initiatives at DynaEnergetics.  Details of the new facilities are available in DMC’s 2017 Form 10-K, which will be filed today.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: http://www.investorcalendar.com/event/25605, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through April 8, 2018, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #25605.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), adjusted diluted earnings (loss) per share, and net debt are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings (loss) per share is defined as diluted earnings (loss) per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as lines of credit less cash and cash equivalents. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss), net income (loss) and diluted earnings (loss) per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including first quarter and full-year 2018 guidance on sales and gross margin, SG&A, amortization expenses, adjusted EBITDA, debt, the capacity expansion plans at DynaEnergetics, anticipated strong financial growth in 2018, anticipated consolidation expense at NobelClad, and the reduction in debt after new capacity comes on line at DynaEnergetics. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; the outcome of ongoing litigation and regulatory matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2016.

We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sequential	Year-on-year
NET SALES	$54,490	$52,161	$40,173	4%	36%
COST OF PRODUCTS SOLD	36,645	34,999	30,243	5%	21%
Gross profit	17,845	17,162	9,930	4%	80%
COSTS AND EXPENSES:
General and administrative expenses	7,312	6,535	6,593	12%	11%
Selling and distribution expenses	5,169	4,446	4,274	16%	21%
Amortization of purchased intangible assets	1,026	1,046	988	-2%	4%
Restructuring expenses	3,825	—	—	N/M	N/M
Goodwill impairment charge	—	17,584	—	-100%	N/M
Total costs and expenses	17,332	29,611	11,855	-41%	46%
OPERATING INCOME (LOSS)	513	(12,449)	(1,925)	104%	127%
OTHER INCOME (EXPENSE):
Other income (expense), net	(411)	(436)	455	6%	-190%
Interest expense, net	(447)	(367)	(243)	-22%	-84%
LOSS BEFORE INCOME TAXES	(345)	(13,252)	(1,713)	97%	80%
INCOME TAX PROVISION	1,613	812	476	99%	239%
NET LOSS	(1,958)	(14,064)	(2,189)	86%	11%
LOSS PER SHARE
Basic	$(0.13)	$(0.98)	$(0.15)	87%	13%
Diluted	$(0.13)	$(0.98)	$(0.15)	87%	13%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,386,618	14,368,225	14,209,204	—%	1%
Diluted	14,386,618	14,368,225	14,209,204	—%	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2017	Dec 31, 2016	Year-on-year
NET SALES	$192,803	$158,575	22%
COST OF PRODUCTS SOLD	133,412	119,895	11%
Gross profit	59,391	38,680	54%
COSTS AND EXPENSES:
General and administrative expenses	27,135	22,115	23%
Selling and distribution expenses	18,589	16,626	12%
Amortization of purchased intangible assets	4,060	4,011	1%
Restructuring expenses	4,283	1,202	256%
Goodwill impairment charge	17,584	—	N/M
Total costs and expenses	71,651	43,954	63%
OPERATING LOSS	(12,260)	(5,274)	-132%
OTHER INCOME (EXPENSE):
Other income (expense), net	(1,376)	633	-317%
Interest expense, net	(1,648)	(1,067)	-54%
LOSS BEFORE INCOME TAXES	(15,284)	(5,708)	-168%
INCOME TAX PROVISION	3,569	797	348%
NET LOSS	(18,853)	(6,505)	-190%
LOSS PER SHARE
Basic	$(1.31)	$(0.46)	-185%
Diluted	$(1.31)	$(0.46)	-185%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,346,851	14,126,108	2%
Diluted	14,346,851	14,126,108	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sequential	Year-on-year
Net sales	$37,085	$35,320	$17,262	5%	115%
Gross profit	14,167	13,668	4,624	4%	206%
Gross profit percentage	38.0%	38.7%	26.8%
COSTS AND EXPENSES:
General and administrative expenses	3,663	3,186	3,454	15%	6%
Selling and distribution expenses	3,019	2,669	2,697	13%	12%
Amortization of purchased intangible assets	925	946	896	-2%	3%
Restructuring expenses	—	—	—	—%	—%
Operating income (loss)	6,560	6,867	(2,423)	-4%	371%
Adjusted EBITDA	$8,302	$8,624	$(702)	-4%	1,283%

	Twelve months ended		Change
	Dec 31, 2017	Dec 31, 2016	Year-on-year
Net sales	$121,253	$67,290	80%
Gross profit	44,029	19,811	122%
Gross profit percentage	36.3%	29.4%
COSTS AND EXPENSES:
General and administrative expenses	13,373	9,964	34%
Selling and distribution expenses	11,054	10,467	6%
Amortization of purchased intangible assets	3,674	3,633	1%
Restructuring expenses	458	1,128	-59%
Operating income (loss)	15,470	(5,381)	387%
Adjusted EBITDA	$22,807	$2,515	807%

NobelClad

	Three months ended			Change
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sequential	Year-on-year
Net sales	$17,405	$16,841	$22,911	3%	-24%
Gross profit	3,759	3,560	5,376	6%	-30%
Gross profit percentage	21.6%	21.1%	23.5%
COSTS AND EXPENSES:
General and administrative expenses	826	1,210	1,269	-32%	-35%
Selling and distribution expenses	2,055	1,696	1,476	21%	39%
Amortization of purchased intangible assets	101	100	92	1%	10%
Restructuring expenses	3,825	—	—		—%
Goodwill impairment charge	—	17,584	—	-100%	—%
Operating (loss) income	(3,048)	(17,030)	2,539	82%	-220%
Adjusted EBITDA	$1,537	$1,486	$3,538	3%	-57%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2017	Dec 31, 2016	Year-on-year
Net sales	$71,550	$91,285	-22%
Gross profit	15,644	19,103	-18%
Gross profit percentage	21.9%	20.9%
COSTS AND EXPENSES:
General and administrative expenses	4,031	4,024	—%
Selling and distribution expenses	7,178	5,823	23%
Amortization of purchased intangible assets	386	378	2%
Restructuring expenses	3,825	—	—%
Goodwill impairment charge	17,584	—	—%
Operating (loss) income	(17,360)	8,878	-296%
Adjusted EBITDA	$7,736	$12,877	-40%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)
(unaudited)

				Change
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sequential	From year-end

ASSETS

Cash and cash equivalents	$8,983	$8,861	$6,419	1%	40%
Accounts receivable, net	49,468	45,443	32,959	9%	50%
Inventory, net	35,742	31,489	28,833	14%	24%
Other current assets	5,763	5,293	5,148	9%	12%

Total current assets	99,956	91,086	73,359	10%	36%

Property, plant and equipment, net	59,872	59,585	57,133	—%	5%
Goodwill, net	—	—	16,097	N/M	-100%
Purchased intangible assets, net	12,861	13,980	15,827	-8%	-19%
Other long-term assets	394	215	139	83%	183%

Total assets	$173,083	$164,866	$162,555	5%	6%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$19,826	$15,794	$13,260	26%	50%
Accrued anti-dumping duties	3,609	3,585	6,550	1%	-45%
Customer advances	5,888	2,722	2,619	116%	125%
Dividend payable	295	295	290	—%	2%
Accrued income taxes	2,939	958	548	207%	436%
Other current liabilities	13,070	9,675	7,480	35%	75%

Total current liabilities	45,627	33,029	30,747	38%	48%

Lines of credit	17,984	21,958	15,732	-18%	14%
Deferred tax liabilities	573	1,040	1,448	-45%	-60%
Other long-term liabilities	3,119	2,534	2,219	23%	41%
Stockholders' equity	105,780	106,305	112,409	—%	-6%

Total liabilities and stockholders' equity	$173,083	$164,866	$162,555	5%	6%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,958)	$(14,064)	$(2,189)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation (including capital lease amortization)	1,476	1,643	1,732
Amortization of purchased intangible assets	1,026	1,046	988
Amortization of deferred debt issuance costs	31	31	33
Stock-based compensation	850	743	727
Deferred income tax provision (benefit)	(148)	(401)	279
Gain on disposal of property, plant and equipment	171	(25)	420
Restructuring expenses	3,825	—	—
Goodwill impairment charge	—	17,584	—
Transition tax liability	946	—	—
Change in working capital, net	10	(2,906)	(1,631)
Net cash provided by operating activities	6,229	3,651	359
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,887)	(1,132)	(1,649)
Proceeds on sale of property, plant and equipment	—	—	(5)
Change in other non-current assets	—	—	(40)
Net cash used in investing activities	(2,887)	(1,132)	(1,694)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(4,000)	(2,000)	1,000
Payment of dividends	(294)	(296)	(289)
Payment of deferred debt issuance costs	(5)	—	—
Net proceeds from issuance of common stock	142	—	132
Treasury stock purchases	(1)	(76)	(5)
Net cash provided by (used in) financing activities	(4,158)	(2,372)	838
EFFECTS OF EXCHANGE RATES ON CASH	938	99	(535)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	122	246	(1,032)
CASH AND CASH EQUIVALENTS, beginning of the period	8,861	8,615	7,451
CASH AND CASH EQUIVALENTS, end of the period	$8,983	$8,861	$6,419

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Twelve months ended
	Dec 31, 2017		Dec 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,853)		$(6,505)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	6,506		6,756
Amortization of purchased intangible assets	4,060		4,011
Amortization of deferred debt issuance costs	390		156
Stock-based compensation	2,975		2,326
Deferred income tax benefit	(556)		(284)
Gain on disposal of property, plant and equipment	125		455
Restructuring expenses	4,283		1,202
Goodwill impairment charge	17,584		—
Transition tax liability	946		—
Change in working capital, net	(10,713)		10,081
Net cash provided by operating activities	6,747	—	18,198
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(6,186)		(5,719)
Proceeds on sale of property, plant and equipment	2		26
Change in other non-current assets	—		(9)
Net cash used in investing activities	(6,184)		(5,702)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	2,000		(11,250)
Payments on capital lease obligations	—		(4)
Payment of dividends	(1,174)		(1,150)
Payment of deferred debt issuance costs	(138)		—
Net proceeds from issuance of common stock	296		322
Treasury stock purchases	(337)		(25)
Net cash provided by (used in) financing activities	647		(12,107)
EFFECTS OF EXCHANGE RATES ON CASH	1,354		(261)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,564		128
CASH AND CASH EQUIVALENTS, beginning of the period	6,419		6,291
CASH AND CASH EQUIVALENTS, end of the period	$8,983		$6,419

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DMC Global Inc.

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sequential	Year-on-year
Net loss	$(1,958)	$(14,064)	$(2,189)	86%	—%
Interest expense	448	367	244	-8%	-77%
Interest income	(1)	—	(1)	N/M	N/M
Income tax provision	1,613	812	476	75%	110%
Depreciation	1,476	1,643	1,732	-2%	12%
Amortization of purchased intangible assets	1,026	1,046	988	-2%	-1%

EBITDA	2,604	(10,196)	1,250	635%	107%
Restructuring	3,825	—	—	-100%	-100%
Goodwill impairment charge	—	17,584	—	N/M	-100%
Stock-based compensation	850	743	727	52%	21%
Other (income) expense, net	411	436	(455)	-390%	-223%

Adjusted EBITDA	$7,690	$8,567	$1,522	29%	-54%

	Twelve months ended		Change
	Dec 31, 2017	Dec 31, 2016	Year-on-year
Net loss	$(18,853)	$(6,505)	-190%
Interest expense	1,651	1,070	54%
Interest income	(3)	(3)	—%
Income tax provision (benefit)	3,569	797	348%
Depreciation	6,506	6,756	-4%
Amortization of purchased intangible assets	4,060	4,011	1%

EBITDA	(3,070)	6,126	-150%
Restructuring	4,283	1,202	256%
Goodwill impairment charge	17,584	—	N/M
Stock-based compensation	2,975	2,326	28%
Other (income) expense, net	1,376	(633)	317%

Adjusted EBITDA	$23,148	$9,021	157%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted operating income (loss)

	Three months ended			Change
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sequential	Year-on-year
Operating income (loss), as reported	$513	$(12,449)	$(1,925)	104%	127%
Restructuring programs:
NobelClad	3,825	—	—	N/M	N/M
Goodwill impairment charge	—	17,584	—	-100%	N/M

Adjusted operating income (loss)	$4,338	$5,135	$(1,925)	-16%	325%

	Twelve months ended		Change
	Dec 31, 2017	Dec 31, 2016	Year-on-year
Operating loss, as reported	$(12,260)	$(5,274)	-132%
Restructuring programs:
NobelClad	3,825	—	N/M
DynaEnergetics	458	1,128	-59%
Corporate	—	74	-100%
Goodwill impairment charge	17,584	—	N/M

Adjusted operating income (loss)	$9,607	$(4,072)	336%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted Net Income (Loss) and Diluted Income (Loss) per Share

	Three months ended December 31, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(345)	$1,613	$(1,958)	$(0.13)
Restructuring programs:
NobelClad	(3,825)	(570)	(3,255)	(0.22)

Net income, excluding charges	$3,480	$2,183	$1,297	$0.09

	Three months ended September 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(13,252)	$812	$(14,064)	$(0.98)
Goodwill impairment charge	(17,584)	(300)	(17,284)	(1.20)

Net income, excluding charges	$4,332	$1,112	$3,220	$(0.22)

	Three months ended December 31, 2016
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(1,713)	$476	$(2,189)	$(0.15)

Net loss, excluding charges	$(1,713)	$476	$(2,189)	$(0.15)

	Twelve months ended December 31, 2017
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(15,284)	$3,569	$(18,853)	$(1.31)
Restructuring programs:
NobelClad	(3,825)	(570)	(3,255)	(0.23)
DynaEnergetics	(458)	—	(458)	(0.03)
Goodwill impairment charge	(17,584)	(300)	(17,284)	(1.21)

Net income, excluding charges	$6,583	$4,439	$2,144	$0.16

	Twelve months ended December 31, 2016
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(5,708)	$797	$(6,505)	$(0.46)
Restructuring programs:
DynaEnergetics	(1,128)	(229)	(899)	(0.06)
Corporate	(74)	—	(74)	(0.01)

Net loss, excluding charges	$(4,506)	$1,026	$(5,532)	$(0.39)

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DynaEnergetics

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sequential	Year-on-year
Operating income (loss)	$6,560	$6,867	$(2,423)	-4%	371%
Adjustments:
Depreciation	817	811	825	1%	-1%
Amortization of purchased intangibles	925	946	896	-2%	3%

Adjusted EBITDA	$8,302	$8,624	$(702)	-4%	1,283%

	Twelve months ended		Change
	Dec 31, 2017	Dec 31, 2016	Year-on-year
Operating income (loss)	$15,470	$(5,381)	387%
Adjustments:
Restructuring	458	1,128	-59%
Depreciation	3,205	3,135	2%
Amortization of purchased intangibles	3,674	3,633	1%

Adjusted EBITDA	$22,807	$2,515	807%

NobelClad

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sequential	Year-on-year
Operating (loss) income	$(3,048)	$(17,030)	$2,539	82%	-220%
Adjustments:
Restructuring	3,825	—	—	N/M	—%
Goodwill impairment charge	—	17,584	—	-100%	—%
Depreciation	659	832	907	-21%	-27%
Amortization of purchased intangibles	101	100	92	1%	10%

Adjusted EBITDA	$1,537	$1,486	$3,538	3%	-57%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2017	Dec 31, 2016	Year-on-year
Operating (loss) income	$(17,360)	$8,878	-296%
Adjustments:
Restructuring	3,825	—	N/M
Goodwill impairment charge	17,584	—	N/M
Depreciation	3,301	3,621	-9%
Amortization of purchased intangibles	386	378	2%

Adjusted EBITDA	$7,736	$12,877	-40%